Exhibit 99.1

CONTACT:	JOSEPH MACNOW
(201) 587-8541

210 Route 4 East

Paramus, NJ 07652

FOR IMMEDIATE RELEASE – DECEMBER 21, 2007

Alexander’s Closes $350 Million Construction Financing

for its Rego Park Shopping Center

PARAMUS, NEW JERSEY...ALEXANDER’S, INC. (New York Stock Exchange: ALX) announced today that it has closed a construction loan providing up to $350 million to finance its Rego Park project, a development consisting of a 600,000 square foot shopping center on four levels and a parking deck containing approximately 1,400 spaces. The loan has an interest rate of LIBOR plus 1.20% and a term of three years with a one-year extension option. The shopping center will be anchored by a 134,000 square foot Century 21 department store, a 138,000 square foot Home Depot and a 132,000 square foot Kohl’s.

Alexander’s, Inc. is a real estate investment trust, which has seven properties in the greater New York City metropolitan area.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

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